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                                   EXHIBIT(k)

            [Letterhead of Baker, Donelson, Bearman & Caldwell, P.C.]

                                     Opinion

First Funds
1625 Broadway, Suite 2200
Denver, Colorado 80202

Ladies and Gentlemen:

This opinion is given in connection with the filing by First Funds, a Massachusetts business trust (the "Trust"), of the Trust's Registration Statement on Form N-14 ("Registration Statement") under the Securities Act of 1933, as amended, relating to the issuance of shares of the First Funds Intermediate Bond Portfolio, a separate series of the Trust ("Intermediate Bond Portfolio"), in connection with the acquisition by the Intermediate Bond Portfolio of all of the assets and the assumption by the Intermediate Bond Portfolio of all of the liabilities of the Bond Portfolio, a separate series of the Trust, in exchange for shares of the Intermediate Bond Portfolio ("Reorganization"). The authorized shares of the Intermediate Bond Portfolio are hereinafter referred to as the "Shares."

We have examined the following Trust documents: the Trust's Declaration of Trust, as amended; the Trust's By-Laws; the Registration Statement, including the Form of Agreement and Plan of Reorganization included therein; pertinent provisions of the laws of the State of Massachusetts; and such other Trust records, certificates, documents and statutes that we have deemed relevant in order to render the opinions expressed herein.

Based on such examination, we are of the opinion that:

1. The Trust is a business trust duly organized, validly existing, and in good standing under the laws of the Commonwealth of Massachusetts; and

2. The Shares to be offered for sale by the Trust, when issued in the manner contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Registration
Statement.

                                      Very truly yours,

                                      /s/ Baker, Donelson, Bearman & Caldwell,
                                      P.C.